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                                                                    EXHIBIT 16.1

May 26, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:

We have read the 'Change in Independent Accountants' section on Page 174 of Form S-4 dated May 26, 1998 of Graham Packaging Company, GPC Capital Corp. I, Graham Packaging Holdings Company and GPC Capital Corp. II and are in agreement with the statements contained therein.

                                          /S/ ERNST & YOUNG LLP